UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 29, 2012

Sierra Income Corporation

(Exact name of Registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Park Ave, 33rd Floor

New York, NY 10152

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 759-0777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 29, 2012, the Company entered into an Expense Support and Reimbursement Agreement (the “Expense Support Agreement”) with its investment adviser, SIC Advisors LLC (“SIC Advisors”). Pursuant to the Expense Support Agreement, SIC Advisors has agreed to reimburse the Company for operating expenses in an amount equal to the difference between the Company’s distributions paid to stockholders in each month, less the sum of the Company’s net investment income, the Company’s net realized capital gains and dividends paid to the Company from its portfolio companies during such period. The terms of the Expense Support Agreement commenced as of the date the Company’s registration statement on Form N-2 (File No. 333-175624) was declared effective by the SEC and continues monthly thereafter until December 31, 2012, which monthly continuance and final termination date may be extended by mutual agreement between the Company and SIC Advisors.

Pursuant to the Expense Support Agreement, the Company will have a conditional obligation to reimburse SIC Advisors for any amounts funded by SIC Advisors under the Expense Support Agreement if (and only to the extent that), during any fiscal quarter occurring within three years of the date on which SIC Advisors funded such amount, the sum of the Company’s net investment income, net capital gains and the amount of any dividends and other distributions paid to the Company from its portfolio companies (to the extent not included in net investment income or net capital gains for tax purposes) exceeds the distributions paid by the Company to stockholders. The specific amount of any such reimbursement will be equal to the lesser of (i) the amount by which the sum of the Company’s net investment income, net capital gains and the amount of any dividends and other distributions paid to the Company from its portfolio companies (to the extent not included in net investment income or net capital gains for tax purposes) exceeds the cumulative distributions paid to the Company’s stockholders in such calendar quarter and (ii) the aggregate amount of all payments made by the Adviser to the Company pursuant to the Expense Support Agreement within three years prior to the last business day of such calendar quarter that have not been previously reimbursed by the Company to the Adviser.

The Company or SIC Advisors may terminate the Expense Support Agreement at any time, except that if SIC Advisors terminates the agreement, it may not terminate its obligations to provide expense support payments after the commencement of any monthly period. If the Company terminates the investment advisory agreement with SIC Advisors, the Company will be required to repay SIC Advisors all expense support payments made by SIC Advisors within three years of the date of termination.

The foregoing description of the Expense Support Agreement, as set forth in this Item 1.01, is qualified in its entirety by reference to the text of the Expense Support Agreement which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Expense Support and Reimbursement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2012		SIERRA INCOME CORPORATION

	By:	/s/ Richard T. Allorto, Jr
Richard T. Allorto, Jr.
Chief Financial Officer